EXHIBIT 99.1

OPENWAVE REPORTS THIRD QUARTER FISCAL 2004 RESULTS

REDWOOD CITY, Calif. —April 28, 2004 — Openwave Systems Inc. (Nasdaq: OPWV), the leading provider of open software products and services for the communications industry, today announced that revenues for its third fiscal quarter ended March 31, 2004 were $74.2 million, an increase from $71.8 million during the preceding quarter ended December 31, 2003, and an increase of 16.9% from $63.5 million during the March quarter in the preceding year.

“Openwave delivered a strong quarter as the second wave of mobile data has moved mainstream worldwide,” said Don Listwin, president and CEO of Openwave. “Business momentum continues to build as we drive to profitability.”

Net loss for the third fiscal quarter ended March 31, 2004 was $5.7 million, or $0.09 per basic and diluted share, compared to a net loss of $9.4 million, or $0.15 per basic and diluted share, for the preceding quarter and a net loss of $23.2 million, or $0.39 per basic and diluted share, for the March quarter in the preceding year.

At March 31, 2004, the Company had cash, cash equivalents, short-term and long-term investments totaling $345.9 million, of which $27.6 million is set aside as restricted cash. Net cash used for operating activities during the three months ended March 31, 2004 was $15.5 million, which included $4.4 million of cash used for restructuring costs.

Fourth Quarter Fiscal 2004 Business Outlook

Management’s current outlook for the quarter ending June 30, 2004 is that revenues will be within a range of $74 million plus or minus $5 million, gross profit will be between 71 and 74 percent of revenues, and net earnings / (loss) per basic and diluted share will be between $0.01 and ($0.14) per share. Management expects to have cash, cash equivalents, short-term and long-term investments, inclusive of restricted cash, of $334 to $344 million as of June 30, 2004.

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Page 2 of 6 — Openwave Reports Third Quarter Fiscal 2004

Conference Call Information

Openwave has scheduled a conference call for 5:00 p.m. Eastern today to discuss its financial results for its third fiscal quarter ended March 31, 2004. Interested parties may access the conference call over the Internet through the Company’s web site at www.openwave.com or by telephone at 888-276-0007 or 612-332-0107 (international). A replay of the conference call will be available for 72 hours beginning at 8:30 p.m. Eastern on April 28 by calling 800-475-6701. The replay can be accessed internationally by calling 320-365-3844. Reservation number: 728192.

A live webcast of the call, together with supplemental financial information, will also be available on the Quarterly Earnings section of Openwave’s website at http://investor.Openwave.com/medialist.cfm for at least 12 months.

About Openwave

Openwave Systems Inc. (Nasdaq: OPWV) is the leading independent provider of open software products and services for the communications industry. Openwave’s breadth of products, including mobile phone software, multimedia messaging software (MMS), email, location and mobile gateways, along with its worldwide expertise enable its customers to deliver innovative and differentiated data services. Openwave is a global company headquartered in Redwood City, California. For more information please visit www.openwave.com.

Cautionary Note Regarding Forward Looking Statements

This release contains forward-looking statements (including without limitation those contained in the Business Outlook section and the quotation from management) relating to expectations, plans or prospects for Openwave Systems Inc. that are based upon the current expectations and beliefs of Openwave’s management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Notwithstanding changes that may occur with respect to matters relating to the Business Outlook and other forward looking statements, Openwave does not expect to, and disclaims any obligation to, update such statements until the release of its next quarterly earnings announcement. Openwave, however, reserves the right to update such statements or any portion thereof at any time for any reason.

In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (a) the ability to realize our strategic objectives by taking advantage of market opportunities in the Americas, Europe, the Middle East, and Asia; (b) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of our current, new and potential customers, suppliers and strategic partners; (c) risks associated with the development and licensing of software generally, including potential delays in software development and technical difficulties that may be encountered in the development or use of our software; (d) the effects of our restructurings and the ability to successfully support our operations; (e) the ability to recruit and retain qualified, experienced employees; (f) the willingness of communication service providers to invest and improve their data networks; (g) the ability to successfully partner with other companies; (h) the ability to acquire additional companies and technologies and integrate such acquisitions; (i) increased global competition; (j) technological changes and developments; (k) general risks of the Internet and wireless and wireline telecommunications sectors; and (l) the uncertain economic and political climate in the United States and throughout the rest of the world and the potential that such climate may deteriorate.

Page 3 of 6 — Openwave Reports Third Quarter Fiscal 2004

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003, Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2003, and December 31, 2003, and any subsequently filed reports. All documents also are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s Web site at www.openwave.com.

Openwave and the Openwave logo are trademarks and or registered trademarks of Openwave Systems Inc. All other trademarks are the properties of their respective owners.

INVESTOR CONTACTS:

Mike Bishop

Senior Manager, Investor Relations

Openwave Systems Inc

650-480-4461

Joshua Pace

Chief Accounting Officer

Openwave Systems Inc.

650-480-4999

MEDIA CONTACT:

Candace Locklear

Openwave Systems Inc.

650-480-4316

Page 4 of 6 — Openwave Reports Third Quarter Fiscal 2004

OPENWAVE SYSTEMS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-UNAUDITED

(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	March 31, 2004	December 31, 2003	March 31, 2003	March 31, 2004	March 31, 2003
Revenues:
License	$38,437	$38,175	$35,011	$108,820	$110,978
Maintenance and support services	20,523	22,102	18,494	62,991	56,321
Professional services	14,450	9,335	4,933	33,588	19,034
Project	817	2,141	5,033	8,570	15,079

Total revenues	74,227	71,753	63,471	213,969	201,412

Cost of revenues:
License	1,027	1,079	904	4,051	3,126
Maintenance and support services	6,435	5,790	6,571	18,477	22,264
Professional services	11,439	8,685	5,911	27,420	17,160
Project	772	1,962	4,381	4,883	13,536
Amortization of acquisition-related contract intangibles	645	1,177	696	2,444	3,338

Total cost of revenues	20,318	18,693	18,463	57,275	59,424

Gross profit	53,909	53,060	45,008	156,694	141,988

Operating Expenses:
Research and development	23,625	23,765	27,256	72,976	88,323
Sales and marketing	25,479	25,067	27,058	74,169	90,418
General and administrative	7,621	8,394	9,343	26,071	38,328
Restructuring and other related costs	726	(382)	—	2,996	83,191
Stock-based compensation	938	754	686	2,427	2,780
Amortization and impairment of goodwill and other intangible assets	67	67	67	202	8,248
In-process research and development	—	—	—	—	400
Merger, acquisition and other integration related costs	—	—	—	—	386

Total operating expenses	58,456	57,665	64,410	178,841	312,074

Operating loss	(4,547)	(4,605)	(19,402)	(22,147)	(170,086)
Interest and other income, net	(133)	84	1,372	529	5,111
Impairment of non-marketable equity securities	—	—	(1,864)	—	(3,864)

Loss before provision for income taxes and cumulative effect of change in accounting principle	(4,680)	(4,521)	(19,894)	(21,618)	(168,839)
Income taxes	1,058	4,866	3,320	7,496	7,869

Loss before cumulative effect of change in accounting principle	(5,738)	(9,387)	(23,214)	(29,114)	(176,708)
Cumulative effect of change in accounting principle	—	—	—	—	(14,547)

Net Loss	$(5,738)	$(9,387)	$(23,214)	$(29,114)	$(191,255)

Basic and diluted net loss per share	$(0.09)	$(0.15)	$(0.39)	$(0.47)	$(3.23)

Shares used in computing basic and diluted net loss per share	63,224	61,925	59,547	61,753	59,175

Page 5 of 6 — Openwave Reports Third Quarter Fiscal 2004

OPENWAVE SYSTEMS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(In thousands)

	March 31, 2004	June 30, 2003
Assets
Current Assets:
Cash, cash equivalents and short-term investments	$248,673	$172,684
Accounts receivable, net	77,315	62,907
Other current assets	13,015	13,218

Total current assets	339,003	248,809
Property and equipment, net	29,932	44,582
Long-term investments	69,632	39,195
Restricted cash	27,565	22,271
Goodwill, intangibles and other assets	19,449	12,594

	$485,581	$367,451

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$2,521	$3,844
Accrued liabilities	36,924	37,159
Accrued restructuring costs	11,801	18,358
Deferred revenue	57,733	62,786

Total current liabilities	108,979	122,147
Accrued restructuring costs - long term	40,650	48,152
Long term deferred revenue	13,075	11,004
Deferred rent obligations	4,566	3,870
Convertible subordinated notes, net	146,336	—

Total liabilities	313,606	185,173
Total stockholders’ equity	171,975	182,278

	$485,581	$367,451

Page 6 of 6 - Openwave Reports Third Quarter Fiscal 2004

OPENWAVE SYSTEMS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Three Months Ended			Nine Months Ended
	March 31, 2004	December 31, 2003	March 31, 2003	March 31, 2004	March 31, 2003
Cash flows from operating activities:
Net loss	$(5,738)	$(9,387)	$(23,214)	$(29,114)	$(191,255)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation, amortization and impairment of intangible assets	6,263	7,498	8,878	21,298	53,450
Impairment of non-marketable equity securities	—	—	1,864	—	3,864
Provision for (recovery of) doubtful accounts	(1,377)	(38)	(393)	(1,280)	4,991
Impairment of property and equipment - restructuring related	75	—	—	813	12,202
Other non-cash activities	325	301	112	894	215
Changes in operating assets and liabilities	(15,096)	(17,028)	(8,730)	(40,227)	66,580

Net cash used for operating activities	(15,548)	(18,654)	(21,483)	(47,616)	(49,953)

Cash flows from investing activities:
Purchases of property and equipment, net	(494)	(1,604)	(1,294)	(2,720)	(7,528)
Acquisitions, net of cash acquired	—	—	(677)	—	(18,973)
Proceeds of short-term investments, net	(108)	23,869	14,575	25,955	58,805
Proceeds of long-term investments, net	(50,150)	2,485	(23,994)	(43,253)	(3,361)
Restricted cash and investments	2,123	179	—	(5,294)	344

Net cash provided by (used for) investing activities	(48,629)	24,929	(11,390)	(25,312)	29,287

Cash flows from financing activities:
Proceeds from issuance of common stock, net	7,947	6,762	104	16,336	2,069
Proceeds from issuance of convertible debt, net	—	—	—	145,672	—
Other	(4)	52	—	52	156

Net cash provided by financing activities	7,943	6,814	104	162,060	2,225

Net increase in cash and cash equivalents	(56,234)	13,089	(32,769)	89,132	(18,441)
Cash and cash equivalents at beginning of period	284,705	271,616	155,027	139,339	140,699

Cash and cash equivalents at end of period	$228,471	$284,705	$122,258	$228,471	$122,258